UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2014

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2855 Michelle Drive, Suite 190

Irvine, CA 92606

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On September 25, 2014, TigerLogic Corporation (the “Company”) announced that the Board of Directors (the “Board”) appointed Philip D. Barrett as the Chairman of the Board, effective September 23, 2014, replacing Richard W. Koe, who will continue to serve on the Board of Directors of the Company. A press release relating to the announcement is furnished as Exhibit 99.1 hereto. Mr. Barrett will serve as non-executive Chairman of the Board and continues to be an independent director for the purposes of all applicable rules.

Item 8.01                                           Other Events.

On September 23, 2014, the Board adopted a modification to the compensation program for the non-employee members of the Board. Under the program, non-employee directors will continue to receive cash and equity incentive compensation for their services on the Board. For so long as Mr. Koe continues as an employee of the Company in his non-executive Advisor capacity, he will not be eligible to participate in this compensation program.

Cash Compensation: Effective at the beginning of the Company’s next fiscal quarter, each non-employee director will receive cash compensation in the amount of $5,000 per quarter, and will no longer be compensated on a per meeting basis based upon attendance of meetings of the Board or the Committees of the Board.  The Company will continue to reimburse directors for travel and other out-of-pocket expenses incurred in attending Board meetings.

Equity Incentive Compensation: Each current non-employee director will be entitled to receive a one-time grant of a stock option to purchase up to 50,000 shares of the Company’s common stock, to be issued and effective on such date that is the third business day after the filing of the Company’s Quarterly Report for the fiscal quarter ending September 30, 2014. The Board did not make any additional changes to the remainder of the existing equity incentive program, which provides for an annual stock option grant of 10,000 shares of the Company’s common stock on the first business day immediately following the date of each Annual Meeting of stockholders and for an initial stock option grant of 25,000 shares of the Company’s common stock to any non-employee director newly elected to the Board on the first business day immediately following the date of the election. A director first elected to the Board at any Annual Meeting is entitled to receive the initial grant, but not the annual grant on the date following the Annual Meeting at which he or she is elected. All of the options granted to non-employee directors will vest monthly over a three-year period and, in accordance with the Company’s existing policy, will be subject to 100% acceleration in the event of certain change of control transactions or events.

The Board intends to initiate a comprehensive assessment of the Company’s compensation programs for executive officers and all employees and plans to re-evaluate compensation of non-employee directors as part of that initiative.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press release dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: September 25, 2014	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer